Exhibit (e)(1)(a)
SCHEDULE A
TO THE DISTRIBUTION AGREEMENT BETWEEN FIRST FUNDS AND
BISYS FUND SERVICES LIMITED PARTNERSHIP
LIST OF FUNDS
First Caliber Equity Fund
First Sterling Income Fund
First Elite Money Market Fund
Dated: June 18, 2007